UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 April 28, 2005
                Date of Report (Date of earliest event reported)



                         THE CHARLES SCHWAB CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)





             Delaware                   1-9700              94-3025021
   (State or other jurisdiction       Commission         (I.R.S. Employer
 of incorporation or organization)    File Number     Identification Number)



                   120 Kearny Street, San Francisco, CA 94108
              (Address of principal executive offices and zip code)
       Registrant's telephone number, including area code: (415) 627-7000




     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                         THE CHARLES SCHWAB CORPORATION


Item 1.01     Entry into a Material Definitive Agreement

     On April 28, 2005, at a meeting of the Compensation Committee (Committee) of the Board of Directors of The Charles Schwab Corporation (Schwab), the Committee approved discretionary bonuses for two executive officers of Schwab, William L. Atwell and Walter Bettinger, in the amount of $47,004 and $35,262, respectively. These awards are in addition to amounts paid under the criteria of their respective performance matrices for the first quarter of 2005. The Committee also approved a supplemental compensation arrangement for Mr. Atwell in connection with his assumption of management of Schwab's Individual Investor Enterprise and Schwab's reclassification of Mr. Atwell's expenses during 2003, 2004 and the first quarter of 2005 for travel between residences he maintained on the East Coast and certain business locations (including travel on company aircraft), as personal, rather than business, expenses. The arrangement is composed of (1) a one-time tax reimbursement of up to $327,957; and (2) an ongoing, annual reimbursement allowance of up to $155,000 and related tax reimbursement of up to $125,000, in addition to Mr. Atwell's salary, for travel and related expenses between his residences on the East Coast and Schwab's various business locations. The annual allowance and related tax reimbursement will continue so long as Mr. Atwell manages the Individual Investor Enterprise or until the Committee approves a change to the arrangement.


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
                         THE CHARLES SCHWAB CORPORATION


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         THE CHARLES SCHWAB CORPORATION
                                                    (Registrant)



Date:  May 4, 2005                                  /s/ Christopher V. Dodds
       -----------------                            ----------------------------
                                                    Christopher V. Dodds
                                                    Executive Vice President and
                                                    Chief Financial Officer


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